EXHIBIT (i)(7)



                              DORSEY & WHITNEY LLP

   MINNEAPOLIS                PILLSBURY CENTER SOUTH                  BRUSSELS
    NEW YORK                   50 SOUTH SIXTH STREET                 COSTA MESA
     SEATTLE                        SUITE 1500                        BILLINGS
     DENVER              MINNEAPOLIS, MINNESOTA 55402-1498              FARGO
WASHINGTON, D.C.             TELEPHONE: (612) 340-2600                HONG KONG
NORTHERN VIRGINIA               FAX: (612) 340-2868                  GREAT FALLS
   DES MOINES                    www.dorseylaw.com                    ROCHESTER
     LONDON                                                             TOKYO
    ANCHORAGE                                                         MISSOULA
 SALT LAKE CITY                                                       VANCOUVER
                                                                      SHANGHAI


                                February 29, 2002


First American Investment Funds, Inc.
800 Nicollet Mall
Minneapolis, Minnesota 55402


Ladies and Gentlemen:

                  We have acted as counsel to First American Investment Funds, Inc., a Maryland corporation (the "Company"), in rendering the opinion hereinafter set forth with respect to the authorization of the following classes and series of the Company's common shares, par value $0.001 per share, which are also known by the names set forth opposite their respective class and series designations:

                  Class and Series          Name
                  ----------------          ----

                  Class BBB                 Ohio Tax Free Fund, Class A
                  Class BBB, Series 2       Ohio Tax Free Fund, Class C
                  Class BBB, Series 3       Ohio Tax Free Fund, Class Y

The shares of the Company referred to above are referred to herein collectively as the "Shares."

                  We understand that the Shares are being registered under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, pursuant to the Company's Registration Statement on Form N-1A relating to such shares (the "Registration Statement"). In rendering the opinion hereinafter expressed, we have reviewed the corporate proceedings taken by the Company in connection with the authorization and issuance of the Shares, and we have reviewed such questions of law and examined copies of such corporate records of the Company, certificates of public officials and of responsible officers of the Company, and other documents as we have deemed necessary as a basis for such opinion. As to the various matters of fact material to such opinion, we have, when such facts were not independently established, relied to the extent we deemed proper on certificates of public officials and of


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responsible officers of the Company. In connection with such review and examination, we have assumed that all copies of documents provided to us conform to the originals and that all signatures are genuine.

                  In addition, in rendering the opinion hereinafter expressed, we have assumed, with the concurrence of the Company, that all of the Shares will be issued and sold upon the terms and in the manner set forth in the Registration Statement; that the Company will not issue Shares in excess of the numbers authorized in the Company's amended and restated articles of incorporation as in effect at the respective dates of issuance; and that the Company will maintain its corporate existence and good standing under the laws of the State of Maryland in effect at all times after the date of this opinion.

                  Based on the foregoing, it is our opinion that the Shares issued from and after the date hereof, when issued and delivered by the Company as described in the Registration Statement, will be legally issued and fully paid and non-assessable.

                  In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the State of Maryland. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Dorsey & Whitney LLP

JDA/cmq


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